Exhibit 10.14

MEMORANDUM

From:    [_______]

To:    [_______]

Date:    September [_], 2021

Re:    Conversion of Option Awards

On September [•], 2021, the board of directors (the “Board”) of Penelope Holdings Corp., a Delaware corporation, (“Holdings Corp.”) and the Compensation Committee of Penelope Group Holdings GP, LLC (“Holdings GP”) took certain actions with respect to each outstanding option to purchase common stock of Holdings Corp. as part of a reorganization (the “Reorganization”) in advance of our initial public offering (“Initial Public Offering”) in which all of equityholders of Penelope Group Holdings, L.P. (“Penelope Group Holdings”), the indirect parent of Holdings Corp., exchanged their partnership interests for shares of common stock, par value $0.001 per share, of Olaplex Holdings, Inc., a recently formed Delaware corporation, (“Olaplex Holdings”), which became the indirect parent of Holdings Corp. In connection with the Reorganization:

•

each outstanding vested option to purchase shares of common stock of Holdings Corp. was converted into a vested option to purchase [    ] shares of common stock of Olaplex Holdings, which amount was based on the ratio at which Class A common units of Penelope Group Holdings were exchanged for shares of common stock of Olaplex Holdings (the “Conversion Ratio”), with a corresponding adjustment to the exercise price that preserves the option’s spread value;

•

each outstanding unvested time-based option to purchase shares of common stock of Holdings Corp. was converted into an unvested time-based option to purchase [    ]    shares of common stock of Olaplex Holdings, which amount was based on the Conversion Ratio, with a corresponding adjustment to the exercise price that preserves the option’s spread value and the same time-based vesting schedule that applied to the option prior to the conversion; and

•

each outstanding unvested performance-based option to purchase shares of common stock of Holdings Corp. that would vest if the Advent investment funds were to sell for cash their shares of common stock of Olaplex Holdings (after giving effect to the Reorganization) at a per share price equal to the Initial Public Offering price was converted into an unvested option to purchase [    ]    shares of common stock of Olaplex Holdings, which amount was based on the Conversion Ratio, with a corresponding adjustment to the exercise price that preserves the option’s spread value, that will be eligible to vest in equal installments on each of the first three anniversaries of the Initial Public Offering, subject to the option holder’s continued service through each vesting date; and each outstanding performance-based option to purchase shares of common stock of Holdings Corp. that would not vest if the Advent investment funds were to sell for cash their shares of common stock of Olaplex Holdings (after giving effect to the Reorganization) at a per share price equal to the Initial Public Offering price was forfeited.

The foregoing actions were effected automatically as a result of the Reorganization and without any action on the part of the respective optionholders pursuant to Section 11.1 of the Company’s 2020 Omnibus Equity Incentive Plan.

This means that, for example, if you held unvested time-based options to purchase 100.000 shares of Holdings Corp. at an exercise price of $510.35, you now hold unvested time-based options to purchase [ ] shares of Olaplex Holdings at an exercise price of $[                ]. The specific adjustments to each option award you hold are set forth on Exhibit A. All of the other terms and conditions of your stock options, including the vesting schedule (except as provided above) and the expiration date, will remain the same and are not affected by the changes described herein.

If you have any questions, please call me at _________ or contact me by email at ____________.

Sincerely,

[Name]

[Title]

EXHIBIT A

Options

Date of Grant	Original Number of Options	Original Exercise Price ($)	Adjusted Number of Options	Adjusted Exercise Price ($)
		$		$